Exhibit 99.1

Media Relations:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden Communications
973-582-3498	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation Reports Fiscal 2009
First Quarter Financial Results

POMPANO BEACH, FL – February 17, 2009 – Onstream Media Corporation (NASDAQ: ONSM), an online service provider of live and on-demand internet video, announced today its financial results for the first quarter of fiscal 2009, the period ended December 31, 2008.

First Quarter Financial Highlights

•
First quarter fiscal 2009 revenue of approximately $4.4 million compared to approximately $4.5 million for the first quarter of fiscal 2008 and essentially flat compared sequentially to $4.4 million for the fourth quarter of fiscal 2008.

•	Gross profit margin of 67.7% for first quarter fiscal 2009, compared to 70.0% for the first quarter of fiscal 2008 and up 270 basis points sequentially from 65.0% in the fourth quarter of fiscal 2008.
•
The net loss for the first quarter of fiscal 2009 was approximately $7.1 million compared to $1.7 million in the year-ago quarter. Included in the net loss for the current quarter is a $5.5 million non-cash write down for impaired goodwill and other intangible assets, required under SFAS 142. The net loss for the fourth quarter of fiscal 2008 was only $1.3 million, after reduction for the reversal of approximately $400,000 of previously expensed non-cash equity-based employee compensation.

•
Net cash used in operating activities (before changes in current assets and liabilities) was approximately $225,000 for the quarter ended December 31, 2008. Although this was higher than the $93,000 net cash used in operating activities for the quarter ended September 30, 2008, this $225,000 included the impact of an aggregate increase of approximately $228,000 in two expenses from the fourth quarter fiscal 2008 - a higher accrual for untaken employee vacation and a seasonal increase in accounting fees related to the annual audit.

•
The Company took actions this month to reduce staffing costs as well as other operating expenses and expects a net improvement of approximately $65,000 per month in its operating cash flow as a result.

Financial Discussion

Revenue for the first quarter of fiscal 2009 was essentially flat compared sequentially to the $4.4 million in revenues for the fourth quarter of fiscal 2008, primarily due to decreased revenues of the Audio and Web Conferencing Services Group, partially offset by increased revenues of the Digital Media Services Group. Gross margin for the quarter was approximately $3.0 million versus $3.1 million in the year-ago period and up sequentially from $2.8 million for fiscal fourth quarter 2008, an improvement of $128,000.

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Randy Selman, President and Chief Executive Officer of Onstream Media, commented, “Each of our individual segments produced operating income during the quarter and we continue to experience growth and increased demand for our Digital Media Services offerings. The reduction in revenues from the Audio and Web Conferencing Group was primarily due to fewer business days in the holiday season quarter. I’m pleased, however, to report a 270 basis point improvement in our gross margin from the fiscal 2008 fourth quarter and a narrowing of our net loss (excluding the impact of the charge for impairment of goodwill and other intangible assets) despite relatively flat revenue, demonstrating our ability to leverage our fixed costs more effectively and operate more efficiently.”

Mr. Selman continued, “Already during fiscal 2009 we have provided services to three new state governments (Louisiana, Oklahoma and New York), and several new commercial customers, including a major opinion polling and research organization, a webcaster of popular music concerts, and a world leading pharmaceutical company. In addition, we added two new webcasting resellers and seven web conferencing resellers and believe these new distributors will also add incremental volume in the remaining quarters of the fiscal year. However, in order to reach positive cash flow as quickly as possible, Onstream’s management recently took certain steps to implement a cost-reduction program during the second fiscal quarter, including headcount reductions, compensation adjustments and the reduction of certain costs related to bandwidth and facilities. We expect the benefits of this initiative to be realized beginning in March of 2009.”

Consolidated gross margin for the quarter was approximately $3.0 million, or 67.7% of revenues, compared with gross margin of approximately $3.1 million, or 70.0% of revenues, in the first fiscal quarter last year. The gross margin on revenue related to Infinite Conferencing was approximately 70.8% for the quarter and the Webcasting division contributed gross profit margin of approximately 64.2%.

Total operating expenses for the quarter were $10.0 million. After excluding the impact of a $5.5 million charge for impairment of goodwill and other intangible assets included in that number, the remaining $4.5 million of operating expenses can be compared to $4.8 million in operating expenses in the prior-year first quarter. The decrease was primarily due to a decline in professional fees expense from lower non-cash expenses related to equity-based compensation (shares and options) paid for financial and other consulting services. However, the remaining operating expenses for the quarter of $4.5 million as discussed above can be compared to only $4.0 million of operating expenses in the fourth quarter of fiscal 2008. The increase was primarily due to a higher accrual for untaken employee vacation and a seasonal increase in accounting fees related to the annual audit. In aggregate, these two expenses resulted in an approximate $228,000 increase compared to the fourth quarter of fiscal 2008, with the remainder of the increase primarily due to the effect of a one-time reversal of non-cash equity-based compensation expense in the fourth quarter of fiscal 2008.

The Company reported a loss from operations (before interest expense and other non operating items) of approximately ($7.0) million for the first quarter of the current fiscal year. After excluding the impact of the $5.5 million charge for impairment of goodwill and other intangible assets included in that number, the remaining  $(1.5) million  can be compared to a loss from operations (before interest expense and other non operating items) of approximately $(1.7) million the first quarter last year. This favorable difference is primarily due to an approximately $312,000 reduction in professional fee expenses, in turn primarily due to lower non-cash expenses related to equity-based compensation (shares and options) paid for financial and other consulting services.

The consolidated net loss for the current quarter was approximately $(7.1) million, or $(0.17) loss per share (based on 42.8 million weighted average shares outstanding), as compared to a loss of approximately $(1.7) million, or $(0.04) loss per share (based on 42.1 million weighted average shares outstanding) for the prior-year first quarter. Excluding the effect of the $5.5 million impairment loss on goodwill and other intangible assets, the remaining difference between the net loss for the current quarter and the net loss for the corresponding prior year quarter was an improvement of approximately $63,000.

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SFAS 142, Goodwill and Other Intangible Assets, requires that goodwill be tested for impairment on a periodic basis, essentially comparing the fair value of a reporting unit with its carrying amount, including goodwill and measuring any potential impairment. Although the Company’s testing of the reporting units during the prior year indicated that the fair value of those intangible assets exceeded their recorded carrying value, it was noted that as a result of recent substantial volatility in the capital markets, the Company's stock price and market value had decreased significantly and as of December 31, 2008, the Company's market capitalization was determined to be less than its net book value (i.e., stockholders’ equity as reflected in the Company’s financial statements). Based on this condition, and in accordance with the provisions of SFAS 142, the Company recorded a non-cash expense for the impairment of its goodwill and other intangible assets of $5.5 million for the three months ended December 31, 2008. This $5.5 million adjustment was determined to relate to $1.1 million of goodwill and intangible assets of Infinite Conferencing, $100,000 of intangible assets of Auction Video and $4.3 million of goodwill of Acquired Onstream. Since the most recent impairment review was completed, the Company’s stock price and market value have continued to decline, which may result in future non-cash impairment charges to the Company’s  results of operations related to its goodwill and other intangible assets.

Onstream utilized approximately $225,000 cash in operating activities, before changes in current assets and liabilities, during the three months ending December 31, 2008. Onstream’s cash balance was approximately $615,000 as of December 31, 2008.

The Merger Agreement entered into by the Company with Narrowstep and first announced in May 2008 may be terminated under certain specified events, including by either Onstream or Narrowstep if the effective time has not occurred on or prior to November 30, 2008. Onstream and Narrowstep are currently negotiating to extend this termination date, which negotiations may result in changes to other terms of the transaction. Regardless of this, the management of Onstream expects to complete the Narrowstep acquisition during the current fiscal quarter or beginning of the next fiscal quarter.

Outlook

“We continue to believe fiscal 2009 will be a record year for Onstream, with incremental dollar increases in both sales and gross margin compared to our record performance last year,” Mr. Selman concluded. “The current economic uncertainty prevents us from giving a more detailed near-term outlook but we remain confident in Onstream’s opportunities during fiscal 2009 and beyond.”

Teleconference

Onstream Media will hold a conference call at 4:30 p.m. ET on Wednesday, February 18, 2009, to discuss its fiscal 2009 first quarter financial results for the period ended December 31, 2008. Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=56015 or by calling 1-888-645-4404 or 1-201-604-0169. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=56015.

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About Onstream Media:

Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds, utilizing Onstream Media’s Auction Video™ (patent pending) technology. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Select Onstream Media customers include: AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, Dell, Deutsche Bank, Disney, National Press Club, NHL, MGM, PR Newswire, WireOne, Shareholder.com, and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Additional Information and Where to Find It

Onstream has filed with the SEC a Registration Statement on Form S-4, which includes a joint proxy statement/prospectus of Onstream and Narrowstep and other relevant materials in connection with the proposed transaction. ONCE DECLARED EFFECTIVE BY THE SEC, THE JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE STOCKHOLDERS OF ONSTREAM AND NARROWSTEP. INVESTORS AND SECURITY HOLDERS OF ONSTREAM AND NARROWSTEP ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONSTREAM, NARROWSTEP AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Onstream or Narrowstep with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  Investors and security holders may obtain free copies of the documents filed with the SEC by Narrowstep at narrowstep.com or by contacting Narrowstep Investor Relations via telephone at (609) 945-1772. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Onstream at www.onstreammedia.com or by contacting Onstream’s Investor Relations via telephone at 646-536-7331. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

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Narrowstep and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Narrowstep and Onstream in favor of the proposed transaction. Information about the directors and executive officers of Narrowstep and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

Onstream and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Onstream and Narrowstep in favor of the proposed transaction. Information about the directors and executive officers of Onstream and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

Tables Follow

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  ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	September 30, 2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$615,464	$674,492
Accounts receivable, net of allowance for doubtful accounts of $44,537 and $30,492, respectively	2,514,663	2,545,450
Prepaid expenses	291,868	328,090
Inventories and other current assets	254,437	172,111
Total current assets	3,676,432	3,720,143

PROPERTY AND EQUIPMENT, net	3,565,827	4,056,770
INTANGIBLE ASSETS, net	3,086,345	3,731,586
GOODWILL, net	16,496,948	21,696,948
OTHER NON-CURRENT ASSETS	650,385	639,101

Total assets	$27,475,937	$33,844,548

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$3,103,269	$3,059,376
Amounts due to shareholders and officers	109,419	109,419
Deferred revenue	131,163	128,715
Notes and leases payable – current portion, net of discount	2,004,273	1,774,264
Series A-12 Convertible Preferred stock – redeemable portion, net of discount	184,000	-
Total current liabilities	5,532,124	5,071,774

Notes and leases payable, net of current portion	79,874	109,151
Convertible debentures, net of discount	814,297	795,931

Total liabilities	6,426,295	5,976,856

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Series A-10 Convertible Preferred stock, par value $.0001 per share, authorized 700,000 shares, -0- and 74,841 issued and outstanding, respectively	-	8
Series A-12 Convertible Preferred stock, par value $.0001 per share, authorized 100,000 shares, 80,000 and -0- issued and outstanding, respectively	8	-
Common stock, par value $.0001 per share; authorized 75,000,000 shares, 43,304,337 and 42,625,627 issued and outstanding, respectively	4,330	4,262
Additional paid-in capital	130,468,105	130,078,354
Unamortized discount	(48,000)	(20,292)
Accumulated deficit	(109,374,801)	(102,194,640)
Total stockholders’ equity	21,049,642	27,867,692

Total liabilities and stockholders’ equity	$27,475,937	$33,844,548

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ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,

	2008	2007
REVENUE:
DMSP and hosting	$397,375	$271,976
Webcasting	1,564,188	1,597,449
Audio and web conferencing	1,756,969	1,779,674
Network usage	541,740	627,961
Other	118,925	175,247
Total revenue	4,379,197	4,452,307

COSTS OF REVENUE:
DMSP and hosting	155,251	106,130
Webcasting	461,294	476,548
Audio and web conferencing	430,039	342,266
Network usage	234,290	244,509
Other	132,003	164,084
Total costs of revenue	1,412,877	1,333,537

GROSS MARGIN	2,966,320	3,118,770

OPERATING EXPENSES:
General and administrative:
Compensation	2,403,839	2,416,619
Professional fees	398,598	710,973
Impairment loss on goodwill and other intangible assets	5,500,000	-
Other	607,802	670,776
Depreciation and amortization	1,093,376	1,041,308
Total operating expenses	10,003,615	4,839,676

Loss from operations	(7,037,295)	(1,720,906)

OTHER EXPENSE, NET:
Interest income	-	978
Interest expense	(139,180)	(6,371)
Other income, net	31,078	17,749

Total other expense, net	(108,102)	12,356

Net loss	$(7,145,397)	$(1,708,550)

Loss per share – basic and diluted:

Net loss per share	$(0.17)	$(0.04)

Weighted average shares of common stock outstanding – basic and diluted	42,753,030	42,132,382

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